SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐  Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials

☐	Soliciting Material under Rule 14a-11(c) or Rule 14a-12
Vector Group Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
Common Shares, par value $.01 per share, of New Valley Corporation.

(2)	Aggregate number of securities to which transaction applies:
9,616,822, which represents 22,260,607 outstanding common shares of New Valley Corporation on November 22, 2005, less 12,849,118 shares owned by VGR Holding Inc., a wholly-owned subsidiary of Vector Group Ltd., plus an additional 205,333 common shares of New Valley Corporation reserved for issuance upon exercise of outstanding stock options all as reported to Vector Group Ltd. by New Valley Corporation on November 22, 2005.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based on the product of (a) $9.15, the market price of the common shares of New Valley Corporation computed in accordance with Exchange Act Rules 0-11(d), based upon the average of the high and low sale prices of the New Valley Corporation common shares as quoted on The Nasdaq Stock Market on November 16, 2005 and (b) 9,616,822, the maximum number of shares to be acquired pursuant to the offer. In accordance with Section 14(g) of the Exchange Act, the filing fee was determined by multiplying ..0001177 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:
$87,993,921

(5)	Total fee paid:
$10,357

☐	Fee paid previously with preliminary materials:

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
$10,425

(2)	Form, Schedule or Registration Statement No.:
Form S-4; Schedule TO-T

(3)	Filing Party:
Vector Group Ltd.

(4)	Date Filed:
October 20, 2005 and November 16, 2005, respectively

VECTOR GROUP LTD.
100 S.E. Second Street
Miami, Florida 33131

PROXY STATEMENT SUPPLEMENT

Dear Fellow Stockholder:
      We have previously sent to you proxy materials for the important special meeting of stockholders of Vector Group Ltd. to be held on December 8, 2005. Your Board of Directors has recommended that stockholders vote FOR the issuance of shares of Vector’s common stock pursuant to Vector’s proposed exchange offer for all of the outstanding common shares of New Valley Corporation not currently owned by Vector as well as the issuance of Vector common stock pursuant to the subsequent merger.
      We encourage you to read the accompanying documents carefully because they contain important supplemental information concerning important recent developments relating to Vector’s proposed exchange offer. Among other things, these developments include an increased exchange ratio of 0.54 shares of Vector common stock for each outstanding common share of New Valley. As a result, Vector would issue approximately 5.2 million shares to complete the New Valley transaction. These developments occurred following the mailing to you on or about November 7, 2005 of the notice of special meeting of stockholders of Vector and the proxy statement.
      Your vote is important because the approval of the issuance of Vector common stock requires the affirmative vote of the majority of the votes cast (provided that the total vote cast for the proposed issuance represents over 50% in interest of all of the shares of Vector common stock entitled to vote thereon). Whether or not you have already done so, please vote TODAY by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.
      If you have already voted on the issuance of shares of Vector common stock pursuant to Vector’s proposed exchange offer and wish to change your vote, you may do so by using the enclosed new proxy card. If you have already voted on such issuance and do not wish to change your vote, your original vote will be counted. You may revoke your vote as described in the proxy statement mailed to you on or about November 7, 2005 by an instrument of revocation delivered at or prior to the special meeting to the secretary of Vector, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the special meeting if you are present and elect to vote in person.

By Order of the Board of Directors,

Bennett S. LeBow
Chairman of the Board of Directors
Miami, Florida
November 23, 2005

PROXY STATEMENT SUPPLEMENT

INTRODUCTION
      This Proxy Statement Supplement is being furnished by the Board of Directors (the “Vector Board”) of Vector Group, Ltd., a Delaware corporation (“Vector”), in connection with the solicitation of proxies by the Vector Board for use at the special meeting of the stockholders of Vector to be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Thursday, December 8, 2005, at 11:00 a.m. local time, and at any postponement or adjournment. This Proxy Statement Supplement amends and supplements the Vector proxy statement dated November 7, 2005, which was first mailed to stockholders on or about November 7, 2005, and regards the vote relating to the issuance of shares of Vector’s common stock, par value $.10 per share (the “Vector Common Stock”), pursuant to Vector’s proposed exchange offer (the “Exchange Offer”) for all of the outstanding common shares, par value $.01 per share (the “New Valley Stock”), of New Valley Corporation, a Delaware corporation (“New Valley”), not currently owned by Vector as well as the issuance of Vector common stock pursuant to the subsequent merger.
      This Proxy Statement Supplement, which you should read in conjunction with the November 7, 2005 proxy statement, is first being mailed to stockholders on or about November 23, 2005.
UPDATE WITH RESPECT TO THE
EXCHANGE OFFER AND SUBSEQUENT MERGER
The Increased Exchange Offer
      On November 16, 2005, Vector announced that it increased its Exchange Offer to the stockholders of New Valley to acquire all of the outstanding New Valley Stock that Vector does not already own.
      Vector currently owns 12,849,118 shares of New Valley Stock, representing approximately 57.7% of all of the outstanding shares of New Valley Stock. If Vector successfully completes the Exchange Offer, it will own more than 90% of the outstanding New Valley Stock, and would then effect a “short form” merger of one of its wholly-owned subsidiaries with New Valley. Under the subsequent merger, unless a stockholder properly perfects its appraisal rights under Delaware law, each share of New Valley Stock not acquired in the Exchange Offer would be converted into the same consideration as each share of New Valley Stock that was tendered into the Exchange Offer. In both the Exchange Offer and the subsequent merger, Vector Common Stock will be issued at an exchange ratio of 0.54 shares of Vector Common Stock for each share of New Valley Stock. Based on the closing price of Vector Common Stock on November 16, 2005, the day of our announcement of the increased Exchange Offer, the exchange ratio of 0.54 shares of Vector Common Stock for each share of New Valley Stock reflects a value of approximately $10.82 per share of New Valley Stock and a 45% premium above the closing price of New Valley Stock on September 26, 2005, the last trading day before the Vector Board publicly announced its intention to commence the Exchange Offer. Successful completion of the Exchange Offer and subsequent merger would require the issuance of approximately 5,193,084 shares of Vector Common Stock, not giving effect to outstanding options to purchase shares of New Valley Stock.
      For information regarding the background, reasons, terms and effect of, and interests of certain persons in the Exchange Offer and subsequent merger, as well as a description of Vector Common Stock and financial statements and related information, see the Prospectus dated November 23, 2005 enclosed herewith.

Reasons for Seeking Stockholder Approval
      As previously disclosed in the November 7, 2005 proxy statement, Vector’s ability to issue the shares of Vector Common Stock in exchange for shares of New Valley Stock is subject to stockholder approval as required by Section 312.03(b) of the New York Stock Exchange Listed Company Manual (the “NYSE Manual”). Section 312.03(b) requires stockholder approval of stock issuances in which a director, officer or substantial stockholder of Vector will be issued a number of shares exceeding 1% of the outstanding shares of the issuing company’s common stock. The issuance of Vector Common Stock to New Valley stockholders pursuant to the Exchange Offer would result in the issuance of shares of Vector Common Stock greater than 1% of the outstanding shares of Vector Common Stock to (i) Howard M. Lorber, a director, an officer and, together with certain of his affiliated entities, a substantial stockholder of Vector, and (ii) Carl C. Icahn, together with certain of his affiliated entities, a substantial stockholder of Vector. Upon successful completion of the Exchange Offer, Messrs. Lorber and Icahn and their respective affiliates would receive approximately 485,248 and 681,850 shares of Vector Common Stock, respectively, equal to approximately 1.1% and 1.5% of the 44,733,460 outstanding shares of Vector Common Stock on the date hereof, respectively. Approval of the issuance of Vector Common Stock in the Exchange Offer, if given, will be effective for the issuance of Vector Common Stock at the 0.54 exchange ratio regardless of the other terms and conditions or the timing of the Exchange Offer or the subsequent merger or other factors that might be related thereto.
      Pursuant to Section 312.07 of the NYSE Manual, an affirmative vote of the majority of the votes cast (provided that the total vote cast for the proposed issuance represents over 50% in interest of all of the shares of Vector Common Stock entitled to vote thereon) regarding the proposed issuance is required for approval of the proposed issuance of Vector Common Stock. Certain directors and executive officers of Vector, who collectively own approximately 29.3% of the outstanding Vector Common Stock on the record date, have indicated that they currently intend to vote their shares of Vector Common Stock in favor of the proposed issuance.
      The issuance of Vector Common Stock pursuant to the Exchange Offer is a condition to the consummation of the Exchange Offer. Therefore, if the proposed issuance of Vector Common Stock is not approved by the stockholders, the Exchange Offer will not be consummated.
Opinion of Vector’s Financial Advisor
      Vector engaged Jefferies & Company, Inc. (“Jefferies”) pursuant to an engagement letter dated as of September 27, 2005 to serve as its financial advisor in connection with the Exchange Offer. On November 16, 2005, Jefferies rendered to the Vector Board its opinion as investment bankers to the effect that, as of that date and based upon and subject to the various considerations and assumptions set forth therein, the exchange ratio of 0.54 shares of Vector Common Stock to be issued in exchange for each outstanding share of New Valley Stock not owned by Vector was fair, from a financial point of view, to Vector. For a summary of the Jefferies opinion and the material financial and comparative analyses performed by Jefferies that was presented to the Vector Board on November 16, 2005 in connection with the delivery of its opinion, see “BACKGROUND AND REASONS FOR THE OFFER AND SUBSEQUENT MERGER – Opinion of Jefferies” beginning on page 33 of the Prospectus dated November 23, 2005. The full text of the Jefferies opinion, which sets forth the assumptions made, matters considered and limitations on the scope of review undertaken by Jefferies in rendering its opinion, is attached as Annex D to the Prospectus dated November 23, 2005.
      The Jefferies opinion was provided to the Vector Board in connection with its consideration of the Exchange Offer, and therefore addresses only the fairness to Vector, from a financial point of view and as of the date of the Jefferies opinion, of the exchange ratio to be offered in the Exchange Offer. The Jefferies opinion does not address the fairness of the exchange ratio to the New Valley stockholders or any other aspect of the Exchange Offer, nor does it constitute a recommendation as to how any Vector stockholder should vote on the share issuance or any other matter relevant to the Exchange Offer or as to whether any New Valley stockholder should tender their shares of New Valley Stock in the Exchange

2

Offer. Vector has agreed to pay Jefferies $100,000 for its services in connection with the delivery of its opinion to the Vector Board on November 16, 2005. Previously, Vector had agreed to pay Jefferies $325,000 for its services in connection with the Exchange Offer payable upon delivery of its original opinion relating to the Exchange Offer to the Vector Board on September 27, 2005.
WHERE YOU CAN FIND MORE INFORMATION
      Vector and New Valley file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). You may read and copy any reports, statements or other information that Vector and New Valley file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. Vector and New Valley’s SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov.

By Order of the Board of Directors,

Bennett S. LeBow
Chairman of the Board of Directors
Dated: November 23, 2005

3

VECTOR GROUP LTD.
PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR USE AT
THE DECEMBER 8, 2005 SPECIAL MEETING OF STOCKHOLDERS
OF VECTOR GROUP LTD.
     The undersigned stockholder of Vector Group Ltd. (“Vector”) hereby constitutes and appoints each of Marc N. Bell and Joselynn D. Van Siclen attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the Special Meeting of Stockholders of Vector, a Delaware corporation, to be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Thursday, December 8, 2005 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
The Board of Directors, recommends that stockholders vote FOR the approval of the issuance of shares of common stock, par value $.10 per share, of Vector (the “Vector Common Stock”) to be issued pursuant to the proposed Exchange Offer and subsequent merger as described in this proxy statement.
(Continued and to be signed on the reverse side.)

SPECIAL MEETING OF STOCKHOLDERS OF

VECTOR GROUP LTD.

December 8, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
1.	Approval of Issuance of Shares of Vector Common Stock:	☐	☐	☐

The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the issuance of the shares of Vector Common Stock.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.